Exhibit h.8

Execution Version

NEWTEK BUSINESS SERVICES CORP.

3,000,000 Shares of Common Stock

Equity Distribution Agreement

Dated as of June 25, 2020

LIST OF SCHEDULES

SCHEDULE A	List of Placement Agents

list of EXHIBITS

EXHIBIT A	Form of Placement Notice
exhibit b	Authorized Individuals for Placement Notices and Acceptances
exhibit c	Compensation
exhibit d	Form of Corporate Opinion of Eversheds Sutherland (US) LLP
exhibit e	Officer Certificate

Equity distribution AGREEMENT

June 25, 2020

The several Placement Agents

named in Schedule A hereto.

Ladies and Gentlemen:

Newtek Business Services Corp., a Maryland corporation (the “Company”) confirms its agreement (this “Agreement”) with the several placement agents named in Schedule A hereto (each a “Placement Agent,” or collectively “Placement Agents”), as follows:

Section 1. Introduction.

On October 1, 2013, the Company filed Form N-6F with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, including the rules and regulations of the Commission promulgated thereunder (collectively, the “1940 Act”), pursuant to which the Company announced its intention to elect to be regulated as a business development company (“BDC”).

On November 12, 2014, Newtek Business Services, Inc., a New York corporation (the “Predecessor Company”), merged with and into the Company (the “Merger”). In connection with the Merger, all issued and outstanding shares of common stock of the Predecessor Company were converted into shares of the Company’s Common Stock, par value $0.02 per share (the “Common Stock”). For purposes of this Agreement, unless the context otherwise requires, references to the Company shall be deemed to include the Predecessor Company for periods prior to the completion of the Merger.

On November 12, 2014, the Company filed with the Commission a Form N-54A Notification to be Subject to Sections 55 through 65 of the 1940 Act (the “1940 Act Notification”) under the 1940 Act, pursuant to which the Company elected to be regulated as a BDC. The Company has elected to be treated for tax purposes as a regulated investment company (“RIC”) within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ending December 31, 2015.

The Company has prepared and filed with the Commission a registration statement on Form N-2 (File No. 333-237974), covering the registration of the offering and sale of the Securities (defined below) and certain of the Company’s other securities under the Securities Act of 1933, as amended (including the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), which registration statement, as amended to date, has been declared effective by the Commission. Such registration statement, including any post-effective amendments thereto, the exhibits thereto and any schedules thereto, at the time the registration statement or any post-effective amendments thereto became effective, and including any information that is deemed to be part thereof pursuant to Rule 430C of the Securities Act, is herein called the “Initial Registration Statement.” Any registration statement filed pursuant to Rule 462(b) under the Securities Act is herein called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” (defined below) shall include the Rule 462(b) Registration Statement. The Company also has prepared a prospectus supplement (the “Prospectus Supplement”) specifically relating to the up to 3,000,000 shares of Common Stock (the “Securities”), which Prospectus Supplement supplements the base prospectus, dated June 9, 2020 (the “Base Prospectus”), included as part of the Registration Statement. The Base Prospectus included in the Initial Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such Prospectus Supplement has most recently been filed by the Company with the Commission pursuant to Rule 497 (or Rule 424, as applicable) under the Securities Act is herein called the “Prospectus.”

The Company will furnish to the Placement Agents, for use by the Placement Agents, copies of the Base Prospectus included as part of the Initial Registration Statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except as context otherwise requires, the Initial Registration statement, including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 497 (or Rule 424, as applicable) under the Securities Act, or deemed to be a part of such Initial Registration Statement pursuant to Rule 430C of the Securities Act, is herein called the “Registration Statement.”

For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company hereby confirms its agreements with the Placement Agents as follows:

Section 2. Representations and Warranties of the Company. The Company hereby represents, warrants, and covenants to each Placement Agent as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7 of this Agreement and as of the time of each sale of any Securities pursuant to this Agreement (the “Applicable Time”), and agrees with the Placement Agent, as follows:

(a) The Company meets the requirements for use of Form N-2 under the Securities Act; each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment thereto has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto has been issued under the Securities Act; no order preventing or suspending the use of the Prospectus has been issued, and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with by the Company.

(b) (1) At the respective times the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendments thereto became effective, at the date hereof and at the Applicable time, the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendments thereto, as the case may be, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto was or is first issued, at the date hereof and at the Applicable Time, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Placement Agent expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto. No order preventing or suspending the use of the Prospectus has been issued by the Commission.

The Prospectus as originally filed pursuant to Rule 497 (or Rule 424, as applicable) under the Securities Act, including any amendment thereto, complied when so filed as to form in all material respects with the requirements of the Securities Act, and the Prospectus delivered to the Placement Agents for use in connection with this offering is identical in all material respects to the electronically transmitted copies thereof that was filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c) This Agreement has been duly authorized, executed, and delivered by the Company. The Company has full right, power, and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution, and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(d) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company and paid for by any Applicable Placement Agent (defined below) pursuant to this Agreement, will be validly issued, fully paid, and non-assessable. The issuance and sale of the Securities is not subject to any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase the Securities. The Securities conform in all material respects to the description thereof contained in the Prospectus.

(e) There are no persons with registration or other similar rights to have any equity or debt securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived by the holder or holders thereof.

(f) Since the date of the most recent financial statements of the Company included in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its consolidated subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid, or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its consolidated subsidiaries taken as a whole (any such change is called a “Material Adverse Change”); (ii) neither the Company nor any of its consolidated subsidiaries has entered into any transaction or agreement that is material to the Company and its consolidated subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its consolidated subsidiaries taken as a whole; and (iii) neither the Company nor any of its consolidated subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in each case, as otherwise disclosed in the Registration Statement and the Prospectus.

(g) RSM US LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Securities Act.

(h) The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus.

(i) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(j) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer(s) and principal financial officer(s), as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(k) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(l) Each of the Company and Newtek Small Business Finance, LLC has been duly incorporated, formed, or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation, or organization and has the entity power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(m) The Company does not own or control, directly or indirectly, any corporation, association, or other entity other than the entities described in the Registration Statement and the Prospectus.

(n) The authorized, issued, and outstanding capital stock of the Company are as set forth in the Registration Statement and the Prospectus under the caption “Description of Our Capital Stock” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Registration Statement and the Prospectus or upon exercise of outstanding options or warrants described therein). The Common Stock conforms in all material respects to the description thereof contained under the caption “Description of Our Capital Stock” in the Registration Statement and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase or equity or debt securities convertible into, exchangeable or exercisable for, any capital stock of the Company or any of its consolidated subsidiaries other than those described in the Registration Statement and the Prospectus. The description of the Company’s stock option, stock bonus, and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights.

(o) The Common Stock is registered pursuant to the Securities Act and is listed, or, as to the Securities, shall be listed as set forth in Section 8(i), on the Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Securities Act, delisting the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the Commission or The Nasdaq Stock Market LLC (including any segment or tier thereof, collectively, the “Nasdaq Stock Market”) is contemplating terminating such registration or listing. The Company is in compliance in all material respects with all applicable listing (and continued listing) requirements of the Nasdaq Global Market. None of the issuance, sale, or delivery of the Securities pursuant to this Agreement will violate or require approval of the stockholders of the Company pursuant to the Nasdaq Stock Market Rules.

(p) Neither the Company nor any of its consolidated subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, franchise, lease, or other instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its consolidated subsidiaries is subject (each, an “Existing Instrument”) except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

(q) The issuance and sale of the Securities, the execution of this Agreement, and the compliance by the Company with all of the provisions of this Agreement, and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus: (i) will not result in any violation of the provisions of the charter or by-laws of the Company and (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its consolidated subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization, order, registration, or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Placement Agents.

(r) Except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its consolidated subsidiaries is a party or of which any property of the Company or of its consolidated subsidiaries is the subject which, if determined adversely to the Company, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Change, or would prevent or impair the consummation of the transactions contemplated by this Agreement; and, to the best of the Company’s knowledge, no such proceedings are overtly threatened by governmental authorities or others.

(s) No material labor dispute with the employees of the Company or any of its consolidated subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers that might be expected to result in a Material Adverse Change.

(t) Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company and its consolidated subsidiaries own or possess sufficient trademarks, trade names, patent rights, patents, know-how, collaborative research agreements, inventions, servicemarks, copyrights, licenses, approvals, trade secrets, and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted, as proposed to be conducted, as described in the Registration Statement and the Prospectus. The expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its consolidated subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company or any of its consolidated subsidiaries by others with respect to any Intellectual Property Rights. There is no claim being made against the Company or any of its consolidated subsidiaries regarding any kind of Intellectual Property Right. The Company and its consolidated subsidiaries do not, in the conduct of their business as now or proposed to be conducted as described in the Registration Statement and the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product, or process which is the subject of a patent application filed by any third party, known to the Company or any of its consolidated subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

(u) The Company and its consolidated subsidiaries possess all permits, licenses, approvals, consents, and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local, or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and its consolidated subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Change; and the Company and its consolidated subsidiaries have not received any notice of proceedings relating to the revocation or material modification of any such Permits.

(v) The Company and its consolidated subsidiaries have good and marketable title to all real and personal property and good and marketable title to all other properties and assets reflected as owned in the financial statements referred to in Section 1(h) above (or elsewhere in the Registration Statement and the Prospectus), in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, claims, and other defects or restrictions of any kind, except as described in the Registration Statement and the Prospectus. The real property, improvements, buildings, equipment, and personal property held under lease by the Company or its consolidated subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company or its consolidated subsidiaries.

(w) All United States federal income tax returns of the Company and its consolidated subsidiaries required by law to be filed have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its consolidated subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Change, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its consolidated subsidiaries except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals, and reserves on the books of the Company and its consolidated subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(x) The Company and its consolidated subsidiaries are insured by recognized, financially sound, and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its consolidated subsidiaries against theft, damage, destruction, acts of vandalism, earthquakes, general liability, and Directors and Officers liability. The Company has no reason to believe that it will not be able to: (i) renew its existing insurance coverage as and when such policies expire, or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(y) Neither the Company nor, after due inquiry, to the Company’s knowledge, any of its directors, officers, or other affiliates has: (i) taken and will not take, directly or indirectly, any action which constitutes, was designed to cause or to result in, or that might be expected to constitute, the stabilization or manipulation (including, without limitation, as defined in Regulation M under the Exchange Act (“Regulation M”)) of the price of any security of the Company to facilitate the issuance or the sale or resale of the Securities or (ii) since the filing of the Registration Statement sold, bid for or purchased, or paid any person compensation for soliciting purchases of, shares of Common Stock.

(z) Neither the Company nor any of its consolidated subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, or other person associated with or acting on behalf of the Company or any of its consolidated subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, or entity, for the purpose of financial or facilitating any activity that would violate any provision of the Foreign Corrupt Practices Act of 1977.

(aa) The operations of the Company and its consolidated subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered, or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body, or any arbitrator involving the Company or any of its consolidated subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(bb) None of the Company, any of its consolidated subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, or affiliate of the Company or any of its consolidated subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(dd) Except as described in the Registration Statement and the Prospectus, the Company is not in violation of any statute or any rule, regulation, decision, or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal, or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability, or claim, individually or in the aggregate, would have a Material Adverse Change; and the Company is not aware of any pending investigation which might lead to such a claim.

(ee) Except as otherwise disclosed in the Registration Statement and the Prospectus, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered, or contributed to by the Company for employees or former employees of the Company and its affiliates is, and has been maintained, in compliance with its terms and the requirements of any applicable statutes, orders, rules, and regulations, including but not limited to ERISA and the Code, except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Change. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.

(ff) The Company is a closed-end, non-diversified management investment company and has elected to be regulated as a BDC under the 1940 Act, has duly filed the 1940 Act Notification with the Commission and is eligible to make such an election; the 1940 Act Notification when originally filed with the Commission and any amendment or supplement thereto when filed with the Commission did or will, comply in all material respects with the applicable requirements of the 1940 Act; the Company has not filed with the Commission any notice of withdrawal of the 1940 Act Notification; the 1940 Act Notification remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission; the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act.

(gg) Except as disclosed in the Registration Statement and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Placement Agent.

(hh) The Company has taken all required action under the Securities Act and the 1940 Act to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(ii) All advertising literature, or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company for use in connection with the offering and sale of the Securities (collectively, “Sales Material”) complied and comply in all material respects with the applicable requirements of the Securities Act and the 1940 Act and, if required to be filed with FINRA under FINRA’s conduct rules, were provided to Baker & Hostetler LLP, counsel for the Placement Agents, for filing; no sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, misleading.

(jj) The Company’s directors’ and officers’ errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act will be in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause.

(kk) The Company is in compliance with the requirements of Subchapter M of the Code necessary to qualify as a RIC; the Company intends to direct the investment of the net proceeds of the offering of the Securities and to continue to conduct its activities in such a manner as to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Code; the Company has elected to be treated, and intends to qualify annually, as a RIC under Subchapter M of the Code commencing with its taxable year ending December 31, 2015.

(ll) The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described or incorporated by reference in the Registration Statement and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”) with corporations or other entities (each a “Portfolio Company”). To the Company’s knowledge, except as disclosed in the Prospectus, each Portfolio Company is current with respect to all of its material obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements.

(mm) The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act.

(nn) Any certificate signed by an officer of the Company and delivered to the Placement Agents or to counsel for the Placement Agents shall be deemed to be a representation and warranty by the Company to each Placement Agent as to the matters set forth therein.

(oo) Except pursuant to this Agreement, there is no broker, finder, or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(pp) The Company: (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company and (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders applicable to the Company, except in the case of (i) and (ii) as would not, either individually or in the aggregate, reasonably be expected to, result in a Material Adverse Change.

Section 3. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify some or all of the several Placement Agents by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which the Company desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A; provided that under no circumstances shall the Company cause or request the offer or sale of any shares at a price (net of the Placement Agent’s discount, commission, or compensation for such sales payable by the Company pursuant to this Section 3) lower than the Company’s then current net asset value per share (as calculated pursuant to the 1940 Act), unless the Company has received the requisite approval from the Company’s board of directors or a duly authorized committee thereof, and provides written notice thereof to the Placement Agent contemporaneously with the Placement Notice. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Placement Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Placement Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to propose modified terms, the Placement Agent will, prior to 4:30 p.m. (eastern time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties), addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B, setting forth the terms that the Placement Agent is willing to accept. Where the terms provided in the Placement Notice are proposed to be modified as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Placement Agent until the Company delivers to the Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as proposed to be modified (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B. The Placement Notice shall be effective upon receipt by the Company of the Placement Agent’s acceptance of the terms of the Placement Notice or, if modified as by the Placement Agent as provided for above, upon receipt by the Placement Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company suspends or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) the Agreement has been terminated under the provisions of Section 8 or Section 12, or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 5 below. The amount of any discount, commission, or other compensation to be paid by the Company to each Applicable Placement Agent (defined below) in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Placement Agents will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Placement Agent and either: (i) the Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are proposed to be modified, the Company accepts such modified terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as modified by the corresponding Acceptance, if applicable) and herein (and after such acceptance by either the Placement Agent or the Company, any Placement Agent bound to such terms is referred to as an “Applicable Placement Agent”). In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as modified by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as modified by the corresponding Acceptance, if applicable) will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

Section 4. Sale of Placement Securities by the Placement Agent.

Subject to the provisions of Section 6(a), the Applicable Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as modified by the corresponding Acceptance, if applicable). The Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Placement Agent pursuant to Section 3 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Applicable Placement Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as modified by the corresponding Acceptance, if applicable), the Applicable Placement Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Nasdaq Stock Market, LLC, on any other existing trading market for the Common Stock or to or through a market maker. If specified in a Placement Notice (as modified by the corresponding Acceptance, if applicable), the Applicable Placement Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions.

For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of, or suspension of trading on such principal market.

Section 5. Suspension of Sales.

The Company or the Applicable Placement Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 5 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

Section 6. Sale and Delivery to the Placement Agents; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Applicable Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Applicable Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Applicable Placement Agent will be successful in selling Placement Securities, (ii) the Applicable Placement Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Applicable Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) the Placement Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Applicable Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company agrees that, during the term of this Agreement, any offer to sell, any solicitation of an offer to buy, or any sales of shares or sales of Common Stock pursuant to “any at the market” offering (as defined in Rule 415 of the Securities Act) shall only be effected under this Agreement and by or through a Placement Agent. Notwithstanding the foregoing or anything else herein to the contrary, nothing contained in this Agreement shall be construed to limit the Company’s ability to add additional parties as placement agents to this Agreement subsequent to the date hereof; provided that the Company first cause any such additional placement agent to execute a joinder to this Agreement (which joinder shall be acceptable in form to counsel to the Placement Agents) whereby such additional placement agent becomes a Placement Agent that is bound by this Agreement and subject to the rights and obligations applicable to all Placement Agents hereunder. The Company will contemporaneously notify the Placement Agents in the event that it engages one or more additional Placement Agents subsequent to the date hereof and Schedule A and Exhibit B hereto shall automatically be updated to include the name of each additional Placement Agent that has executed the joinder referenced in the preceding sentence. Notwithstanding anything to the contrary in this Agreement, an update to Schedule A or Exhibit B hereto contemplated by this Section 6(a) shall not be deemed to be an amendment or modification of the Agreement for purposes of Section 20 of this Agreement.

(b) Settlement of Placement Securities. Unless otherwise specified in the Placement Notice, settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Applicable Placement Agent at which such Placement Securities were sold, after deduction for (i) the Applicable Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof and (ii) any other amounts due and payable by the Company to the Applicable Placement Agent hereunder pursuant to Section 9 hereof.

(c) Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Applicable Placement Agent’s or its designee’s account (provided the Applicable Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold the Applicable Placement Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Applicable Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. If requested by the Applicable Placement Agent at least two (2) Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Securities shall be in such denominations and registered in such names as the Applicable Placement Agent shall have specified in such request. The certificates for the Securities will be made available for examination and packaging by the Applicable Placement Agent in the City of New York not later than noon (New York time) on the Business Day prior to the Settlement Date.

Section 7. Additional Covenants of the Company. The Company further covenants and agrees with each Placement Agent as follows:

(a) The Company will file the Prospectus with the Commission within the time period specified by Rule 497 (or Rule 424, as applicable) under the Securities Act.

(b) Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will deliver, without charge, during the Prospectus Delivery Period (as defined below), copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus, that are required to be filed with the Commission, in each case as soon as reasonably practicable and in such quantities and at such locations as the Placement Agent may from time to time reasonably request. As used herein, the term “Prospectus Delivery Period” means any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act.

(c) Before filing any amendment or supplement to the Registration Statement or the Prospectus or any other filing permitted under the Securities Act to be made with the Commission in connection with the offering and sale of the Placement Securities, or a security convertible into the Placement Securities, the Company will furnish to the Placement Agents and counsel for the Placement Agents a copy of the amendment or supplement or other filing for review and will not file any such proposed amendment or supplement or other filing to which the Placement Agents reasonably object.

(d) After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Placement Agents in writing of: (i) the receipt of any comments of, or requests for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus (and to furnish the Placement Agents with copies thereof), (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Prospectus, or of any proceedings to remove, suspend, or terminate from listing or quotation the Securities from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threat or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.

(e) The Company will comply with the Securities Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period, and in connection with a pending sale of the Placement Securities, in the opinion of counsel to the Company or counsel to the Placement Agents, (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Company will immediately notify any Applicable Placement Agent to suspend the offering of the Placement Securities during such period, and the Company will forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to any Applicable Placement Agent and to such dealers as such Applicable Placement Agent may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the Securities Act.

(f) The Company shall cooperate with the Placement Agents and counsel for the Placement Agents to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or Blue Sky laws, or the securities laws of those jurisdictions designated by the Placement Agents, and will make such applications, file such documents, and furnish such information as may be required for that purpose. The Company shall comply with such laws and shall continue such qualifications, registrations, and exemptions in effect so long as required to continue such qualifications for so long a period as the Placement Agents may request for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation. The Company will advise the Placement Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose. In the event of the issuance of any order suspending such qualification, registration, or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment. The Company will give the Placement Agents notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, will furnish the Placement Agents with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Placement Agents or counsel for the Placement Agents shall reasonably object.

(g) Except as by mutually agreed by the Company and the Applicable Placement Agent, the Company and the Applicable Placement Agent agree that no sales of Securities shall take place, and the Company shall not request the sale of any Securities that would be sold, and the Applicable Placement Agent shall not be obligated to sell, (i) with respect to the Company’s quarterly filings on Form 10-Q, during any period commencing upon the thirtieth (30th) day following the end of each fiscal quarter and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 (or Rule 424, as applicable) relating to the Shares that includes updated financial and other information as of the end of the Company’s most recent quarterly period (the “10-Q Filing”), and (ii) with respect to the Company’s annual report filings on Form 10-K, during any period commencing upon the fiftieth (50th) day following the end of the Company’s fiscal year and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 (or Rule 424, as applicable) related to the Shares that includes updated audited financial information and other information as of the end of the Company’s most recent fiscal year (the “10-K Filing”) (each of a 10-Q Filing, an 8-K Filing and/or a 10-K Filing shall also be referred to herein as a “Periodic Filing”). To the extent the Company releases its earnings for its most recent quarterly period or fiscal year, as applicable (an “Earnings Release”) before it files with the Commission its quarterly report on Form 10-Q for such quarterly period or annual report on Form 10-K for such fiscal year, as applicable, then the Applicable Placement Agent and the Company agree that no sales of Securities shall take place for the period beginning on the date of the Earnings Release and ending on the date of the applicable Periodic Filing. Notwithstanding the foregoing, without the prior written consent of each of the Company and the Applicable Placement Agent, no sales of Common Shares shall take place, and the Company shall not request the sale of any Securities that would be sold, and the Applicable Placement Agent shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

(h) If at any time during the Prospectus Delivery Period, and in connection with a pending sale of the Placement Securities, any rumor, publication, or event relating to or affecting the Company shall occur, as a result of which, in the sole opinion of any Applicable Placement Agent, the market price of the Securities has been or is likely to be adversely affected (regardless of whether such rumor, publication, or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from such Applicable Placement Agent advising the Company to the effect set forth above, forthwith prepare, consult with such Applicable Placement Agents concerning the substance of and disseminate a press release, or other public statement, satisfactory to such Applicable Placement Agent, responding to or commenting on such rumor, publication, or event.

(i) The Company shall apply the net proceeds received by it from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Prospectus.

(j) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Securities.

(k) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders as soon as practicable, but in any event not later than 12 months after the date hereof, an earnings statement in form complying with the provisions of Rule 158 under the Securities Act for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(l) During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq Stock Market all reports and documents required to be filed under the Exchange Act.

(m) During the Prospectus Delivery Period, the Company will furnish as soon as practicable to the Placement Agents at the addresses listed on Schedule A hereto, to the extent not furnished or filed with the Commission, copies of all reports or other communications (financial or other) furnished generally to holders of its securities, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such additional information concerning the business and financial condition of the Company as the Placement Agents may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

(n) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or otherwise violate Regulation M.

(o) During the Prospectus Delivery Period, the Company will use its best efforts to list the Securities, subject to notice of issuance, and maintain the listing of the Common Stock (including the Securities), on the Nasdaq Global Market.

(p) The Company will file all documents and information required to be filed with the Commission pursuant to Sections 13, 14, or 15 of the Exchange Act or the Securities Act in the manner and within the time periods required by such statutes.

(q) The Company has elected to be taxable as a RIC within the meaning of Section 851(a) of the Code commencing with its taxable year ending December 31, 2015 by timely filing its 2015 U.S. federal income tax return as a RIC on Internal Revenue Service Form 1120-RIC, and shall use its commercially reasonable efforts to maintain such qualification and election in effect for each taxable year during which it is a BDC under the 1940 Act.

(r) The Company, during the Prospectus Delivery Period, will use its commercially reasonable efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(s) During the pendency of any Placement Notice given hereunder, the Company shall provide any Applicable Placement Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the: (i) any shares of Common Stock issued to directors in lieu of directors’ fees, and any registration related thereto, (ii) Common Stock issued in connection with any regular or special dividend declared by the Company, (iii) the issuance by the Company of any shares of Common Stock as consideration for any strategic acquisitions, mergers, sale, or purchase of assets described in the prospectus, and (iv) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing or new dividend reinvestment plans or employee benefit plans of the Company referred to in the Prospectus, provided the implementation of such new plan is disclosed to the Placement Agent in advance.

(t) The Company acknowledges that: (a) the Placement Agents’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Placement Agents’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Placement Agents with respect to any conflict of interest that may arise from the fact that the views expressed by the Placement Agents’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any Placement Agent’s investment banking division. The Company acknowledges that each of the Placement Agents is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

(u) The Company will, if applicable, disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Placement Agents during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to the Placement Agents with respect to such Placement Securities. The Company shall also prepare and file with the Commission pursuant to Rule 497 (or Rule 424, as applicable) under the Securities Act not later than 40 days, in the case of a quarter for which a quarterly report on Form 10-Q is due, and not later than 75 days, in the case of a quarter for which an annual report on Form 10-K is due, after the completion of such quarter a prospectus supplement disclosing such sales information, if any.

(v) Unless waived by the Applicable Placement Agent, on or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and:

(i) each time the Company files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities (other than amendments or supplements that are filed solely to report sales of the Placement Securities pursuant to this Agreement) by means of a post-effective amendment, sticker, or supplement; and

(ii) each time the Company files an annual report on Form 10-K or quarterly report on Form 10-Q under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) and (ii) shall be a “Representation Date”);

the Company shall furnish such Applicable Placement Agent with a certificate, in the form attached hereto as Exhibit E, within seven (7) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(v) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such automatic waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such automatic waiver and did not provide the Applicable Placement Agent with a certificate under this Section 7(v), then before the Company delivers the Placement Notice or the Applicable Placement Agent sells any Placement Securities, the Company shall provide the Applicable Placement Agent with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(w) Unless waived by the Applicable Placement Agent, on or prior to the date that the Securities are first sold by the Applicable Placement Agent pursuant to the terms of this Agreement and within seven (7) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to such Applicable Placement Agent (i) a written opinion of Eversheds Sutherland (US) LLP, corporate counsel to the Company (“Company Corporate Counsel”), or other counsel satisfactory to such Applicable Placement Agent, in form and substance reasonably satisfactory to such Applicable Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D, and (ii) a written opinion of Baker & Hostetler LLP, counsel to the Placement Agents (“Counsel to the Placement Agents”), or other counsel satisfactory to such Applicable Placement Agent, in form and substance reasonably satisfactory to such Applicable Placement Agent, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Applicable Placement Agent with a letter (a “Reliance Letter”) to the effect that the Applicable Placement Agent may rely on a prior opinion delivered under this Section 7(w) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(x) On or prior to the date that the Securities are first sold by the Applicable Placement Agent pursuant to the terms of this Agreement and within seven (7) Trading Days after each Representation Date (excluding the Representation Dates with respect to which the Company files a prospectus supplement to disclose the sales information included in a quarterly reports on Form 10-Q, as required by Section 7(u)) with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountant (and any other independent accountants whose report is included in the Prospectus) to furnish to such Applicable Placement Agent letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to the Applicable Placement Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to placement agents in connection with registered public offerings.

The Applicable Placement Agent, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 8. Conditions of the Obligations of the Placement Agents. The obligations of the each Applicable Placement Agent with respect to a Placement as provided herein shall be subject to the continuing accuracy of the representations and warranties on the part of the Company set forth in Section 2 (the “Representations and Warranties”) hereof, and in the certificate of any officer of the Company delivered pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.

(b) The Applicable Placement Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(x) on or before the date on which such delivery of such letter is required pursuant to Section 7(x).

(c) None of the following events shall have occurred and be continuing:

(i) the receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus;

(ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or

(iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

(d) The Placement Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agents’ reasonable opinion is material, or omits to state a fact that in the Placement Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(f) Unless waived by the Applicable Placement Agent, the Applicable Placement Agent shall have received, as required to be delivered pursuant to Section 7 on or before the date on which delivery of such opinion is required pursuant to Section 7(v), the opinions, addressed to such Applicable Placement Agent, of (i) Eversheds Sutherland (US) LLP, corporate counsel for the Company, or other counsel satisfactory to the such Applicable Placement Agent, in form and substance reasonably satisfactory to the Applicable Placement Agent and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D; and (ii), Baker & Hostetler LLP, counsel to the Placement Agents, or other counsel satisfactory to the Applicable Placement Agent, in form and substance reasonably satisfactory to the Applicable Placement Agent dated the date that the opinion is required to be delivered.

(g) The Applicable Placement Agent shall have received the certificate required to be delivered pursuant to Section 7(v) on or before the date on which delivery of such certificate is required pursuant to Section 7(v).

(h) On each date on which the Company is required to deliver a certificate pursuant to Section 7(v), counsel for the Applicable Placement Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(i) The Placement Securities shall either have been (i) approved for listing on Nasdaq Global Market, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on Nasdaq Global Market at, or prior to, the issuance of any Placement Notice.

(j) Trading in the Securities shall not have been suspended on the Nasdaq Stock Market.

(k) All filings with the Commission required by Rule 497 (or Rule 424, as applicable) under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497 (or Rule 424, as applicable) under the Securities Act.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agents by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that, in the case of any termination of this Agreement, Section 2, Section 11, Section 13 and Section 19 hereof shall survive such termination and remain in full force and effect.

Section 9. Payment of Expenses. The Company covenants and agrees with the several Placement Agents that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements, and expenses of the Company’s counsel, accountants, and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing, and filing of the Registration Statement, the Prospectus, and any amendments and supplements thereto, and the mailing and delivering of copies thereof to the Placement Agents and dealers; (iii) the cost of printing or producing this Agreement, the Securities, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Securities on the Nasdaq Global Market; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Placement Agents in connection with, securing any required review by FINRA of the terms of the sale of the Securities; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Securities to the Placement Agents, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Securities to the Applicable Placement Agent; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 9. Except as provided in this Section 9, Section 10 (the “Reimbursement of Placement Agents’ Expenses”) and Section 11 (“Indemnification”) hereof, the Placement Agents shall pay their own expenses, including the fees and disbursements of their counsel.

Section 10. Reimbursement of the Placement Agents’ Expenses.

If this Agreement is terminated by the Placement Agents pursuant to Section 8 (“Conditions of the Obligations of the Placement Agents”) or Section 12(a) hereof or by the Company pursuant to Section 12(b) hereof, the Company shall reimburse the Placement Agents for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Placement Agents in an amount not to exceed $50,000.

Section 11. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Placement Agent, its officers, employees, and affiliates (as such term is defined in Rule 501(b) under the Securities Act), and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages, and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing for, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, liabilities, claims, damages, or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any post-effective amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Placement Agent expressly for use therein, it being understood and agreed that the only such information furnished by any Placement Agent is the information described as such in Section 11(b) below.

(b) Each Placement Agent severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing for, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, liabilities, claims, damages, or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage, or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Placement Agent expressly for use therein, it being understood and agreed that the only such information furnished by any Placement Agents consists of the following information in the Prospectus furnished on behalf of each Placement Agent: the last paragraph under the caption “Plan of Distribution.”

(c) Promptly after receipt by an indemnified party under Section 11(a) or Section 11(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section 11, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 11). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 11(a), shall be selected by the Placement Agents and, in the event of indemnified parties under Section 11(b) shall be selected by the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under Section 11(a) or Section 11(b) in respect of any losses, liabilities, claims, damages, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Placement Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agents on the other and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 11(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(d), no Placement Agent shall be required to contribute any amount in excess of the discounts and commissions applicable to the Securities purchased by such Placement Agent and the liability of the Company pursuant to this Section 11 shall not exceed the gross proceeds received by the Company in the offering.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations in this Section 11(d) to contribute are several in proportion to their respective Placement obligations and not joint.

(e) The obligations of the parties to this Agreement contained in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) Any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.

Section 12. Termination of This Agreement.

(a) This Agreement may be terminated by the Placement Agents giving one day’s notice to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market LLC or trading in securities generally on either the Nasdaq Stock Market LLC or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial, or economic conditions, as in the judgment of the Placement Agents is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Placement Agents there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident, terrorist attack, act of war or other calamity of such character as in the sole judgment of the Placement Agents may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Placement Agent, except that the Company shall be obligated to reimburse all expenses of the Placement Agents pursuant to Section 9 (the “Payment of Expenses”) and Section 10 (the “Reimbursement of Placement Agents’ Expenses”) hereof, (b) any Placement Agent to the Company or (c) of any party hereto to any other party except that the provisions of Section 11 (“Indemnification”) shall at all times be effective and shall survive such termination.

(b) The Company shall have the right, by giving one day’s notice as hereinafter specified to terminate this Agreement in its sole discretion with respect to any or all Placement Agents at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(b) with respect to any terminated Placement Agent(s), any outstanding Placement Notices with respect to such Placement Agent(s) shall also be terminated, and such Placement Agent(s) shall be automatically removed from Schedule A and Exhibit B hereto. Notwithstanding anything to the contrary in this Agreement, an update to Schedule A or Exhibit B hereto contemplated by this Section 12(b) shall not be deemed to be an amendment or modification of the Agreement for purposes of Section 20 of this Agreement.

(c) Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Placement Agents on the terms and subject to the conditions set forth herein.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Section 12(a), (b), or (c) above or otherwise by mutual agreement of the parties. For the avoidance of doubt, if the Agreement is terminated with respect to a Placement Agent pursuant to Section 12(b), this Agreement shall remain in full force and effect with respect to the remaining Placement Agent(s) that are parties (including through a joinder) to this Agreement.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(f) If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and except that, in the case of any termination of this Agreement, Section 2, Section 11, Section 13 and Section 19 hereof shall survive such termination and remain in full force and effect.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Placement Agent or the Company or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities to be sold hereunder and any termination of this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by courier, or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agents:

To the addresses listed in Schedule A hereto

with a copy (which shall not constitute notice) to:

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, NY 10111

Facsimile: 212.589.4201

Attention: Steven H. Goldberg

If to the Company:

Newtek Business Services Corp.

4800 T Rex Avenue

Boca Raton, FL 33431

Facsimile: 212.356.9500

Attention: Barry Sloane

with a copy (which shall not constitute notice) to:

Eversheds Sutherland (US) LLP

700 Sixth Street, N.W., Suite 700

Washington, D.C. 20001

Facsimile: 202.383.0100

Attention: Cynthia M. Krus

Any party hereto may change the address for receipt of communications by giving written notice to the others by the means provided for notice as set forth in this Section 14.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and their respective successors, and to the benefit of the employees, officers, and directors and controlling persons referred to in Section 11 (“Indemnification”), and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Placement Agents merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, or provision hereof. If any section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions.

(a) THIS AGREEMENT, AND ANY CLAIM, DISPUTE OR ACTION ARISING OUT OF OR RELATING HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b) Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

(c) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment), and execution to which it might otherwise be entitled in the Specified Courts. With respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 18. WAIVER OF JURY TRIAL. THE COMPANY AND THE PLACEMENT AGENTS, ON BEHALF OF ITSELF AND THEMSELVES, HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the placement of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Placement Agents, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Placement Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or any of their stockholders, creditors, employees, or any other party, (c) no Placement Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Placement Agent has advised or is currently advising the Company on other matters), and no Placement Agent has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Placement Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Placement Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Subject to Sections 6(a) and 12(b) hereof, this Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The term “including” in this Agreement shall be construed to mean “including, without limitation.”

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 11 (“Indemnification”), and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 11 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NEWTEK BUSINESS SERVICES CORP.

By:
Name:	Barry Sloane
Title:	Chief Executive Officer & President

The foregoing Equity Distribution Agreement is hereby confirmed and accepted by the Placement Agents as of the date first above written.

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

Capital One Securities, Inc.

By:
Name:
Title:

Compass Point Research & Trading, LLC

By:
Name:
Title:

Keefe, Bruyette & Woods, Inc.

By:
Name:
Title:

Ladenburg Thalmann & Co. Inc.

By:
Name:
Title:

Raymond James & Associates, Inc.

By:
Name:
Title: